UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                     FORM 8-K

                                  CURENT REPORT
      Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest reported) March 7, 2002

                           Diamond Hitts Production, Inc.
                  (Exact name of registrant as specified in its charter)

                                         Nevada
                    (State or other jurisdiction of incorporation

                                    000-26668
                            (Commission File Number)

                                  65-0036344
                         (IRS Employer Identification No.)

5753 East Santa Ana Canyon Road, Suite G243, Anaheim Hills, California  92807
(Address of principal executive offices)                             (Zip Code)

                  Registrant's telephone number: (888) 522-4597

                  92 Corporate Park, Suite C-802, Irvine, CA 92606 (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Upon the recommendation of the Audit Committee of Diamond Hitts Production, Inc. (the "Company"), on March 4, 2002, the Board of
Directors of the Company engaged Henry Schiffer, C.P.A ("Schiffer"), a local firm, the Company believes that a local firm will be more efficient and economical. The principal accountants for the Company, L.L. Brandford & Company, LLLC ("LL Brandford") declined to stand for re-election.

     Throughout the engagement of LL Bradford by the Company, there were no disagreements with LL Bradford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The services of LL Bradford were engaged to review the Company's filings on Form 10-Q for the 2nd and 3rd quarter for 2001 and LL Bradford did not perform any audits during the year or for any other periods.

     During the Company's most recently completed fiscal year and the subsequent interim period preceding the decision to change principal accountants, there were no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v).

     The Company requested LL Bradford to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated March 6, 2002 is filed as Exhibit 16.1 to this Form 8-K.

     The Company engaged Schiffer as the Company's principal accountants effective as of March 4, 2002. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Schiffer, neither the Company nor anyone on its behalf consulted with Schiffer regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Schiffer that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Diamond Hitts Production Inc. has reached an accord with Philatelic Holdings, Ltd. and Peter Lazar, as an individual, for the delivery of approximately Six Hundred and Seventy pounds (670 lbs.) of postage stamps. Philatelic Holdings and Lazar had previously asserted a claim of ownership of the stamps, which claim the Company has disputed. Under the terms of the accord, the parties will execute a release of the other party from any claims arising out of ownership of the stamps. The Company will bear the cost of the shipment of the stamps to a secure storage facility.

     Management of the Company is informed and believes that these stamps are of foreign issue, and further that the stamps may have some philatelic value, however this may not be true. These stamps may have little or no value and any valuation of the stamps at this time would be entirely speculative. The Company intends to have the stamps inspected upon the arrival at the storage facility, and further intends to have some manner of appraisal or valuation in due course.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            DIAMOND HITTS PRODUCTION, INC.

Date: March 7, 2002                         By:/s/ Mark Crist
                                            Mark Crist, President

                                  Exhibit Index

No.                      Description

16.1    Letter to the Registrant from LL Bradford & Company dated
        March 6, 2002 regarding change in Certifying Accountant